Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE September 25, 2012	Contact: Mark R. Ruh, Chief Financial Officer (805) 269-2000

Mission Community Bancorp Changes OTCQB Ticker Symbol to “MISN”

(San Luis Obispo, CA) – Mission Community Bancorp, the holding company for Mission Community Bank, announced today that its OTCQB ticker symbol has changed to “MISN.”

The new ticker symbol becomes effective as of the opening of trading on Tuesday, September 25, 2012.

“The ticker symbol change better reflects our new organization since the acquisition of Santa Lucia Bank late last year, which doubled our size, improved our efficiency and expanded our market presence along California’s Central Coast,” said Mark Ruh, executive vice president and CFO of Mission Community Bancorp.

About Mission Community Bancorp and Bank
Mission Community Bancorp is a bank holding company for Mission Community Bank and Mission Asset Management, Inc. Mission Community Bank is a locally operated community bank which first opened its doors in 1997. There are full-service Mission Community Bank offices in San Luis Obispo, Atascadero, Santa Maria, Paso Robles and Arroyo Grande, and a loan production office in Oxnard. The bank’s administrative headquarters and Small Business Banking Center are located in San Luis Obispo at 3380 South Higuera Street.  For more information, visit www.MissionCommunityBank.com

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3380 South Higuera Street ▪ San Luis Obispo, California  93401